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                                                                   EXHIBIT 10.10

                      SECOND AMENDMENT TO REVOLVING CREDIT
                             AND SECURITY AGREEMENT


            THIS SECOND AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (the "Agreement") is entered into as of December 19, 2001 by and among Robotic Vision Systems, Inc., a corporation organized under the laws of the State of Delaware (the "Borrower"), the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent").


                                    RECITALS

            WHEREAS, the Borrower and PNC entered into a Revolving Credit and Security Agreement dated April 28, 2000 (as has been and may be further amended, the "Loan Agreement"); and

            WHEREAS, the Borrower and PNC have agreed to modify the terms of the Loan Agreement as set forth in this Agreement.

            NOW, THEREFORE, in consideration of PNC's continued extension of credit and the agreements contained herein, the parties agree as follow:


                                    AGREEMENT

            1. ACKNOWLEDGMENT OF BALANCE. Borrower acknowledges that the most recent statement of account sent to Borrower with respect to the Obligations is correct.

            2. MODIFICATIONS. The Loan Agreement be and hereby is modified as follows:

            A. The following definition contained in Subsection I.1.2 of the Loan Agreement is hereby deleted and a new definition is substituted therefor to read as follows:

                  "Borrower" or "Borrowers" shall mean Robotic Vision Systems, Inc., as successor by merger to CiMatrix LLC, Acuity Imaging LLC, Systemation Engineered Products, Inc., Vanguard Automation, Inc. and Northeast Robotics LLC.

            B. The following definitions are hereby added to Subsection I.1.2 of the Loan Agreement to read as follows:

                  "Eligible Foreign Credit Insurance Backed Receivables" shall mean and include each Receivable of Borrower arising in the ordinary course of Borrower's business that is supported by foreign credit insurance. For purposes under this definition, a Receivable shall not be deemed eligible unless such Receivable (i) is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), (ii) is evidenced by an invoice or other documentary evidence satisfactory to Agent, and (iii) is satisfactory to Agent and EXIM Bank in all other respects.

                  "Foreign Credit Insurance Backed Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(iv) hereof.

            C. Subsection 2.1(a) is hereby deleted and a new Subsection 2.1(a) is substituted therefor to read as follows:



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            2.1 (a) Revolving Advances. Subject to the terms and conditions set forth in this Agreement including, without limitation, Section 2.1(b), each Lender, severally and not jointly, will make loans (the "Revolving Advances") to Borrower in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of drawings outstanding and additional amounts available to be drawn under Letters of Credit or (y) an amount equal to the sum of:

                  (i)   INTENTIONALLY LEFT BLANK

                  (ii) up to the lesser of (A) 80%, subject to the provisions of Section 2.1(c) hereof ("Inventory Advance Rate"), of the value of the EXIM Bank Guaranteed Inventory or (B) $6,000,000 in the aggregate at any one time, plus

                  (iii) up to the lesser of 90%, subject to the provisions of
                        Section 2.1(c) hereof (the "EXIM Receivables Advance Rate"), of the value of the EXIM Bank Guaranteed Receivables; plus

                  (iv) up to 85%, subject to the provisions of Section 2.1(c) hereof ("Foreign Credit Insurance Backed Receivables Advance Rate"), of the value of Eligible Foreign Credit Insurance Backed Receivables (the EXIM Receivables Advance Rate, the Inventory Advance Rate and the Foreign Credit Insurance Backed Receivables Advance Rate shall be referred to, collectively, as the "Advance Rates"), provided, however, that in no event shall (A) the sum of 2.1(a)(y)(ii), 2.1(a)(y)(iii) and 2.1(a)(y)(iv) exceed
                        $10,000,000 or (B) the ratio of 2.l(a)(y)(ii) to
                        2.1(a)(y)(iii) exceed 3.0:2.0 or such other ratio as may be required by the EXIM Borrower Agreement, minus

                  (v)   a reserve in the amount of $1,000,000, minus

                  (vi) the aggregate maximum amount of drawings outstanding and additional amounts available under Letters of Credit, minus

                  (vii) such other reserves as Agent in good faith may
                        reasonably deem proper and necessary from time to time.

            The amount derived from the sum of (x) Sections 2.1(a)(y)(i), (ii),
            (iii) and (iv) minus (y) Section 2.1(a)(y)(v), (vi) and (vii) at any time and from time to time shall be referred to as the "Formula Amount"; provided, however, with the written consent of the Required Lenders, the Formula Amount shall also include on a pro forma basis, EXIM Bank Guaranteed Inventory, EXIM Bank Guaranteed Receivables and Eligible Foreign Credit Insurance Backed Receivables of any Person to be acquired in a Permitted Acquisition. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, as each may be amended, restated, modified and/or replaced from time to time, the "Revolving Credit Notes") substantially in the form attached hereto as Exhibit 2.1(a).

            D. Subsection 3.2 is hereby deleted and new Subsection 3.2 is substituted therefor to read as follows:

            3.2 Letter of Credit Fees.

            (a) Borrowers shall pay (x) to Agent, for the benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by (i) one and one-half percent (1.50%) per annum with respect to Trade Letters


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            of Credit or (ii) three and one-half percent (3.50%) with respect to
            Standby Letters of Credit, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term (y) to Agent, for the benefit of the Issuer, one-quarter percent (.25%) of the face amount of each Standby
            Letters of Credit, and (z) to the Issuer, any and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit Fees"). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

            At the Agent's request at any time while an Event of Default is continuing, Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender's possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. No Borrower may withdraw amounts credited to any such account except upon cure or waiver of such Event of Default as long as no other Event of Default is then continuing or upon payment and performance in full of all Obligations and termination of this Agreement or if the amounts held therein exceed the amounts available to be drawn under such Letters of Credit plus amounts drawn and outstanding thereunder by more than 105%.

            (b) Facility Fee. If' for any fiscal quarter during the Term, the average daily unpaid balance of the Revolving Advances for each day of such fiscal quarter does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to 3/8 of one percent (.375%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Agent in arrears on the last day of each fiscal quarter.

            E. Subsection 6.5 is hereby deleted and a new Subsection 6.5 is substituted therefor to read as follows:

             6.5 Net Worth. Maintain a Net Worth in amounts not less than:
             $36,100,000 at December 31, 2001; $29,400,000 at March 31, 2002;
             $25,300,000 at June 30, 2002; $29,700,000 at September 30, 2002;
             $30,000,000 at December 31, 2002 and $32,800,000 at March 31, 2003.

            F. Subsection 6.14 is hereby deleted and a new Subsection 6.14 is substituted therefor to read as follows:

            6.14 Minimum Undrawn Availability. Maintain at all times an Undrawn Availability of at least $1,000,000.



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            G. Subsection 13.1 is hereby deleted and new Subsection 13.1 is substituted therefor to read as follows:

            13.1 Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of the Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until April 30, 2003 (the "Termination Date") unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon ninety (90) days' prior written notice upon payment in full of the Obligations and any applicable prepayment fees set forth in Section 2.13 herein.

            3. WAIVER OF PRIOR DEFAULT BY THE BORROWER. The Borrower acknowledges that it is in default of the Net Worth covenant contained in
Section 6.5 of the Loan Agreement for the period ended September 30, 2001. The Agent, on behalf of the Lenders, hereby waives the Borrower's default under such covenant solely for such period.

            4. ACKNOWLEDGMENTS. Borrower acknowledges and represents that:

            A. the Loan Agreement and the Other Documents, as amended hereby, are in full force and effect without any defense, claim, counterclaim, right or claim of set-off;

            B. to the best of its knowledge, no default by the Agent or Lenders in the performance of their duties under the Loan Agreement or the Other Documents has occurred;

            C. all representations and warranties of the Borrower contained herein and in the Other Documents are true and correct in all material respects as of this date, except for any representation or warranty that specifically refers to an earlier date;

            D. Borrower has taken all necessary action to authorize the execution and delivery of this Agreement; and

            E. this Agreement is a modification of an existing obligation and is not a novation.

            5. PRECONDITIONS. As preconditions to the effectiveness of any of the modifications, consents, or waivers contained herein, the Borrower shall deliver to the Agent, simultaneously with the execution hereof: (i) Secretary's Certificate of the Borrower containing a Resolution authorizing the execution of this Agreement; (ii) an accommodation fee in the amount of $20,000; (iii) an EXIM Bank fee in the amount of $150,000; and (iv) Agent's counsel's fees.

            6. POSTCONDITIONS. Within forty-five (45) days of the date hereof, the Borrower shall provide the Agent with an appraisal of its Inventory in form and substance satisfactory to Agent. Failure by the Borrower to comply with the provision contained herein shall be deemed a Default under the Loan Agreement.

            7. MISCELLANEOUS. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without reference to that state's conflicts of law principles. This Agreement, the Loan Agreement and the Other Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement, the Loan Agreement or the Other Documents. This Agreement, the Loan Agreement and the Other Documents are intended to be consistent. However, in the event of any inconsistencies among this Agreement, the Loan Agreement and any of the Other Documents, the terms of this Agreement, then the Loan Agreement, shall control. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.



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            8. DEFINITIONS. The terms used herein and not otherwise defined or modified herein shall have the meanings ascribed to them in the Loan Agreement. The terms used herein and not otherwise defined or modified herein or defined in the Loan Agreement shall have the meanings ascribed to them by the Uniform Commercial Code as enacted in New York.


            IN WITNESS WHEREOF, the undersigned have signed and sealed this Agreement the day and year first above written.



                                    ROBOTIC VISION SYSTEMS, INC.



                                    BY: /s/ Pat V. Costa
                                       -------------------------------------
                                        NAME: PAT V. COSTA
                                        TITLE: PRESIDENT


                                    PNC BANK, NATIONAL ASSOCIATION



                                    BY: /s/ Michelle Stanley-Nurse
                                       -------------------------------------
                                        NAME: MICHELLE STANLEY-NURSE
                                        TITLE: VICE PRESIDENT





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